                                                                    Exhibit 2.29


================================================================================

                        INTELLECTUAL PROPERTY AGREEMENT


                                 BY AND AMONG


                           LUCENT TECHNOLOGIES INC.


                      LUCENT TECHNOLOGIES GRL CORPORATION


                  LUCENT TECHNOLOGIES IRELAND HOLDING LIMITED


                                      AND


                        CSG SYSTEMS INTERNATIONAL, INC.

                              CSG SOFTWARE, INC.

                            CSG TECHNOLOGY LIMITED


                       EFFECTIVE AS OF FEBRUARY 28, 2002

================================================================================

                        INTELLECTUAL PROPERTY AGREEMENT

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS...........................................................  1

ARTICLE II ASSIGNMENT OF SOFTWARE...............................................  2

ARTICLE III SOFTWARE LICENSES...................................................  3

ARTICLE IV ASSIGNMENT OF INFORMATION............................................  4

ARTICLE V LICENSES TO INFORMATION...............................................  5

ARTICLE VI ASSIGNED PATENT......................................................  6

ARTICLE VII PATENT LICENSES.....................................................  7

ARTICLE VIII ASSIGNMENT OF TRADEMARKS, TRADE DRESS AND  DOMAIN NAMES............  8

ARTICLE IX ASSIGNMENT OF COPYRIGHTS.............................................  9

ARTICLE X FURNISHING OF SOFTWARE, TECHNICAL INFORMATION AND ASSIGNED
TRADEMARK-RELATED INFORMATION...................................................  9

ARTICLE XI EXPORT CONTROL.......................................................  9

ARTICLE XII TERM AND TERMINATION................................................ 10

ARTICLE XIII ASSIGNABILITY...................................................... 10

ARTICLE XIV LICENSES TO RELATED COMPANIES AND IMPROVEMENTS...................... 11

ARTICLE XV DISCLAIMER AND COVENANTS............................................. 11

ARTICLE XVI GENERAL PROVISIONS.................................................. 13

ARTICLE XVII DISPUTE RESOLUTION................................................. 16

ARTICLE XVIII NOTICES AND STATEMENTS............................................ 17

                        INTELLECTUAL PROPERTY AGREEMENT

      THIS INTELLECTUAL PROPERTY AGREEMENT (this "Agreement") is made by and
                                                  ---------
among Lucent Technologies Inc., a Delaware corporation ("Lucent, Inc."), having
                                                         -----------
an office at 600 Mountain Avenue, Murray Hill, New Jersey 07974-0636 USA, Lucent Technologies GRL Corporation, a Delaware corporation ("Lucent-GRL"), having an
                                                       ----------
office at 2400 SW 145 Avenue, Miramar, Florida 33027 USA, Lucent Technologies Ireland Holding Limited, an Irish corporation ("Lucent IST"), having an office
                                                ----------
at 1 Earlsfort Centre, Lower Hatch Street, Dublin, Ireland and CSG Systems International, Inc., a Delaware corporation ("CSG Systems" or "Buyer"), having
                                              -----------
an office at 7887 East Belleview Ave., Suite 1000, Englewood, CO 80111, CSG Software, Inc., a Delaware corporation having an office at 7887 East Belleview Ave., Suite 1000, Englewood, CO 80111, ("CSG Software") and CSG Technology Limited, a Bermuda company having an office at 7887 East Belleview Ave., Suite 1000, Englewood, CO 80111, ("CSG Technology"). CSG Software and CSG Technology are sometimes referred to herein individually as a "Relevant Buyer" or "Relevant
Licensee" as defined in Appendix H.    Lucent, Lucent-GRL, Lucent IST and Buyer,
Relvant Buyer, and Relevant Licensee are sometimes referred to herein individually as a "Party" and collectively as the "Parties". "Lucent" means
                    -----                           -------
Lucent, Inc., Lucent-GRL and Lucent IST, as appropriate.

                                   RECITALS

A. WHEREAS, Lucent and Buyer, are parties to a certain Asset Purchase Agreement dated as of December 21, 2001 (the "Purchase Agreement") pursuant to
                      ------------            ------------------
which Lucent is selling and Buyer is acquiring certain Purchased Assets, as that term is defined in the Purchase Agreement, relating to the Business (as defined below). This Agreement, provided as Exhibit D-1 of the Purchase Agreement, shall be executed by all Parties and shall become effective on February 28, 2002 (the "Effective Date");
 --------------

B. WHEREAS, Lucent and its Subsidiaries are, among other things, engaged through Lucent's Billing and Customer Care Group ("Kenan") in the worldwide
                                                   -----
production, marketing, sales and distribution of convergent billing and customer care software systems (collectively, the "Business"); and
                                          --------

C. WHEREAS, Lucent, Lucent-GRL and Lucent IST are willing to license or assign certain intellectual property rights to Buyer in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound thereby, the Parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

1.01  Definitions.  Unless otherwise defined in Appendix A attached hereto or
      -----------
defined in the body of this Agreement, as used in this Agreement any term in initial capital letters shall have the meaning ascribed thereto in the Purchase Agreement.

                                  ARTICLE II

                            ASSIGNMENT OF SOFTWARE

2.01  Assignment of Assigned Software.  Subject to receipt of the consideration
      -------------------------------
set forth in the Purchase Agreement and Section 2.02 hereof, Lucent hereby irrevocably transfers and assigns to the Relevant Buyer all of Lucent's present worldwide right, title and interest in and to the Assigned Software, including all copyright, trade secret, and other intellectual property rights specific thereto. Such transfer and assignment does not include a transfer or assignment of, or license under, any patents; any such license under any such patents being specifically set forth in Article VII.

2.02  License to Assigned Software.  In partial consideration for the transfer
      ----------------------------
and assignment of the Assigned Software by Lucent to the Relevant Buyer pursuant to Section 2.01, the Relevant Buyer grants to Lucent, a personal, nonexclusive, non-transferable (except as provided in Article XII), irrevocable, worldwide, fully paid-up license (i) to use, copy, perform, display or distribute and otherwise use (including the right to sublicense) (to the full extent provided in 17 United States Code Section 106) the Assigned Software in a stand-alone state solely for internal use within Lucent or any of its Related Companies and
(ii) to create, use, copy, perform or display the Assigned Software (or its functionality) only to the extent necessary for the purpose of supporting, repairing, selling or offering for sale products or services (other than billing and customer care products or services). Such license does not include a license under any patents; any such license under any such patents being specifically set forth in Article VI.

2.03  Delivery of Assigned Software.  Lucent agrees to cause the Business
      -----------------------------
Employees, at the Closing, to deliver to the Relevant Buyer copies of all Code of whatever kind in whatever medium that embody the Assigned Software and any related Documentation. To Lucent's knowledge, a copy of all of the Assigned Software already is in possession of such Business Employees or is part of the Purchased Assets. However, Lucent agrees to take all steps reasonably requested by the Relevant Buyer (in writing) in connection with delivering to the Relevant Buyer any missing parts of the Assigned Software to the extent such Assigned Software is available within Lucent at the time of the request. Further, in connection with this Section 2.03, the Parties agree that they shall use reasonable commercial efforts to minimize any adverse effects on the Business while Lucent attempts to locate the missing parts of the Assigned Software requested by the Relevant Buyer.

2.04  Procurement and Use of Assigned Software.  The grant to Lucent from the
      -----------------------------------------
Relevant Buyer in Section 2.02(ii) shall include a personal, non-transferable (except as provided in Article XII) and nonexclusive right to communicate portions of and grant nonexclusive sublicenses (of the same scope as the licenses granted to Lucent in Section 2.02(ii)) to such Assigned Software to customers, suppliers, sublicensees or other third parties as necessary with respect to any products or services (other than billing and customer care products or services) of the businesses in which Lucent or any of its Related Companies deploys the functionality of the Assigned Software.

                                  ARTICLE III

                               SOFTWARE LICENSES

3.01  Licensed Software.  Subject to the receipt of the consideration set forth
      -----------------
in the Purchase Agreement, Lucent grants to the Relevant Licensee a fully paid-up, worldwide, irrevocable, non-transferable (except as provided in Article XII) and nonexclusive license to use, copy, perform, distribute, display or otherwise use (to the full extent provided in 17 United States Code Section 106) the Licensed Software in connection with the manufacture, use, sale, offer for sale, lease, license and importation of Licensed Products, including all copyright, trade secret and other intellectual property rights in the Licensed Software in which Lucent or its Related Companies have a right to license as of the Effective Date including, solely with respect to Licensed Products, the right
(i) to modify and create Derivative Works of such Licensed Software; (ii) to sublicense (but only of a scope commensurate with the scope of the Relevant Licensee's license and only to the extent that Lucent has a right to authorize the Relevant Licensee to grant such a sublicense and provided that Lucent shall not be obligated to pay any consideration for such sublicense authorization) or otherwise transfer copies (in Object Code form only) of the Licensed Software and Derivative Works therefrom, in whole or in part for use solely in the scope of the Business; and (iii) to combine the Licensed Software and Derivative Works therefrom with other software or hardware solely in the scope of the Business. Such license does not include a license under any patents; any such license under any such patents being specifically set forth in Article VII.

3.02  Delivery of Licensed Software.  Lucent agrees to cause the Business
      -----------------------------
Employees, at the Closing, to deliver to the Relevant Licensee copies of all Code of whatever kind in whatever medium that embody the Licensed Software. To Lucent's knowledge, a copy of all of the Licensed Software already is in possession of such Business Employees or is part of the Purchased Assets. However, Lucent agrees to take all steps reasonably requested by the Relevant Licensee (in writing and for a period of 1 year after the Effective Date) in connection with delivering to the Relevant Licensee any missing parts of the Licensed Software to the extent such Licensed Software is available within Lucent at the time of such request.

3.03  Retained Copies of Assigned Software and Licensed Software.  To Lucent's
      ----------------------------------------------------------
knowledge, Lucent has attempted to retain adequate copies of Assigned Software and Licensed Software. However, the Parties recognize that the best or only available copy of certain Assigned Software and Licensed Software may reside, prior to or after the Closing Date, within the Business or in the possession of the Business Employees, and that Lucent may require certain access to or copies of the Assigned Software and Licensed Software for procurement purposes or other purposes consistent with this Agreement or the Supply Agreement, which, because of inadvertence or oversight, a copy was not retained by or made available to Lucent prior to the Closing Date. To that end, the Relevant Buyer and the Relevant Licensee agrees, upon receiving a written request from Lucent, to make a good faith effort to locate and provide, to the extent such Assigned Software or Licensed Software is available, within a commercially reasonable amount of time after receipt of Lucent's written request, copies of all or any portion of the Assigned Software and Licensed Software deemed necessary by Lucent or one of its Related Companies to exercise rights consistent with this Agreement. Any reasonable costs associated with the assembling, copying and delivering of such requested Assigned Software and Licensed Software shall be borne by Lucent.

3.04  No Duty to Maintain Software.  As of the Effective Date, neither Party is
      ----------------------------
required to maintain or repair Assigned Software or Licensed Software for the benefit of the other Party.

                                  ARTICLE IV

                           ASSIGNMENT OF INFORMATION

4.01  Assignment of Assigned Technical Information.  Subject to receipt of the
      --------------------------------------------
consideration set forth in the Purchase Agreement (and full satisfaction of all other material obligations thereunder), Lucent hereby irrevocably transfers and assigns to the Relevant Buyer all of Lucent's present worldwide right, title and interest in and to the Assigned Technical Information including all copyright trade secret and intellectual property rights specific thereto. Such transfer and assignment does not include a transfer or assignment of, or license under, any patents; any such license under any such patents being specifically set forth in Article VII.

4.02  License to Assigned Technical Information.  In consideration for the
      -----------------------------------------
transfer and assignment of the Assigned Technical Information by Lucent to the Relevant Buyer pursuant to Section 4.01, the Relevant Buyer grants to Lucent a personal, nonexclusive, non-transferable (except as provided in Article XII), irrevocable worldwide, fully paid-up license (i) to use, copy, distribute (pursuant to Section 4.03 and subject to confidentiality provisions at least as restrictive as those in Section 14.03) or otherwise use the Assigned Technical Information solely for internal use within Lucent or any of its Related Companies, and (ii) to create, use, copy, display, distribute, sublicense or otherwise use (to the full extent provided in 17 United States Code section 106) Derivative works from the Assigned Technical Information or the functionality described in the Assigned Technical Information with respect to supporting, repairing or offering for sale products or services (other than billing and customer care products or services). Such license does not include a license under any patents; any such license under any such patents being specifically set forth in Article VI.

4.03  Delivery of Assigned Technical Information.  Lucent agrees to cause the
      ------------------------------------------
Business Employees, at the Closing, to deliver to the Relevant Buyer copies of all documents of whatever kind in whatever medium that embody the Assigned Technical Information. To Lucent's knowledge, all of the Assigned Technical Information already is in possession of such Business Employees or is part of the Purchased Assets. However, Lucent agrees to take all steps reasonably requested by the Relevant Buyer (in writing and for a period of one year after the Effective Date) in connection with delivering to the Relevant Buyer any missing parts of the Assigned Technical Information to the extent such Assigned Technical Information is available within Lucent at the time of such request. Further, in connection with this Section 4.03, the Parties agree that they shall use reasonable commercial efforts to minimize any adverse effects on the Business while Lucent attempts to locate the missing parts of the Assigned Technical Information requested by the Relevant Buyer.

4.04  Procurement and Use of Assigned Technical Information.  The grant to
      ------------------------------------------------------
Lucent from the Relevant Buyer in Section 4.02(ii) shall include a personal, non-transferable (except as provided in Article XII) and nonexclusive right to communicate portions of and grant nonexclusive sublicenses (of the same scope as the licenses granted to Lucent in Section 4.02(ii)) to such Assigned Technical Information and Derivative Works to customers, suppliers, sublicensees or other third parties as necessary with respect to supporting, repairing or offering for sale any products or services (other than billing and customer care products or services) which incorporate the functionality described in the Assigned Technical Information.

4.05  Retained Copies of Assigned Technical Information.  To Lucent's knowledge,
      -------------------------------------------------
Lucent has attempted to retain adequate copies of the Assigned Technical Information. However, the Parties recognize that the best or only available copy of certain Assigned Technical Information may reside, prior to or after the Closing Date, within the Business or in the possession of Kenan, and that Lucent may require certain access to or copies of the Assigned Technical Information for procurement purposes or other purposes consistent with this Agreement or the Supply Agreement, which, because of inadvertence or oversight, a copy was not retained by or made available to Lucent prior to the Closing Date. To that end, the Relevant Buyer agrees, upon receiving a written request from Lucent, to make a good faith effort to locate and provide, to the extent such Assigned Technical Information is available, within a commercially reasonable amount of time after receipt of Lucent's written request, copies of all or any portion of the Assigned Technical Information deemed necessary by Lucent or one of its Related Companies to exercise the rights consistent with this Agreement. Any reasonable costs associated with the assembling, copying and delivering of such requested Assigned Technical Information shall be borne by Lucent.

                                   ARTICLE V

                            LICENSES TO INFORMATION

5.01  Licensed Technical Information.  Lucent grants to the Relevant Licensee a
      ------------------------------
fully paid-up, worldwide, irrevocable, non-transferable (except as provided in Article XII) and nonexclusive license to use Licensed Technical Information in connection with the manufacture, use, sale, offer for sale, lease, license and importation of Licensed Products under any and all copyright, trade secret and other intellectual property rights included in such Licensed Technical Information owned by Lucent and in which Lucent or its Related Companies have a right to license as of the Effective Date including, without limitation, the right for the Relevant Licensee and its Related Companies to modify and create Derivative Works from such Licensed Technical Information. Such license does not include a license under any patents; any such license under any such patents being specifically set forth in Article VII.

5.02  Delivery of Licensed Technical Information.  Lucent agrees to cause the
      ------------------------------------------
Business Employees, at the Closing, to deliver to the Relevant Licensee copies of all documents of whatever kind in whatever medium that embody the Licensed Technical Information. To Lucent's knowledge, a copy of all of the Licensed Technical Information already is in possession of such Business Employees or is part of the Purchased Assets. However, Lucent agrees to take all steps reasonably requested by the Relevant Licensee (in writing and for a period of one year after the Effective Date) in connection with delivering to the Relevant Licensee any missing parts of the Licensed Technical Information to the extent such Licensed Technical Information is available within Lucent at the time of such request.

5.03  Retained Copies of Licensed Technical Information.  To Lucent's knowledge,
      -------------------------------------------------
Lucent has attempted to retain adequate copies of Licensed Technical Information. However, the Parties recognize that the best or only available copy of certain Licensed Technical Information may reside, prior to or after the Closing Date, within the Business or in the possession of Kenan, and Lucent may require certain access to or copies of the Licensed Technical Information for procurement purposes or other purposes consistent with this Agreement or the Supply Agreement, which because of inadvertence or oversight, a copy was not retained by or made available to Lucent prior to the Closing Date. To that end, the Relevant Licensee agrees, upon receiving a written request from Lucent, to make a good faith effort to locate and provide, to the extent such Licensed Technical Information is available, within a commercially reasonable amount of time after receipt of Lucent's written request, copies of all or any portion of the Licensed Technical Information deemed necessary by Lucent or one of its Related Companies to exercise rights consistent with this Agreement. Any reasonable costs associated with the assembling, copying and delivering of such requested Licensed Technical Information shall be borne by Lucent.

                                  ARTICLE VI

                                ASSIGNED PATENT

6.01  Patent Assignment.  In partial exchange for the consideration given to
      -----------------
Lucent as set forth hereunder and in the Purchase Agreement, the Parties agree to execute the Patent Assignment whereby Lucent agrees to transfer and assign to the Relevant Buyer all of Lucent's present worldwide right, title and interest in and to U.S. patent number 6,115,714 (the "714 patent") and all its foreign
                                             ----------
counterparts, continuations, continuations-in-part, and divisions, if any, in accordance with such Patent Assignment. The Parties agree that the Patent Assignment is subject to the rights and licenses exchanged hereunder as well as the Prior Lucent Agreements (in accordance with such Patent Assignment).

6.02  License to the '714 Patent.  In partial consideration for the transfer and
      --------------------------
assignment of the Assigned Patents by Lucent to the Relevant Buyer pursuant to the Patent Assignment, the Relevant Buyer grants to Lucent and its Related Companies a personal, nonexclusive, non-transferable (except as provided in
Article XII), irrevocable, worldwide, fully paid-up license under the '714 patent to make, have made, use, offer to sell, sell, lease, license and import any products or services (present or future) of the businesses in which Lucent or any of its Related Companies is now or hereafter engaged (hereinafter, "Lucent Products"). The licenses in this Section 6.02 include the right convey
 ---------------
to any customer of Lucent or its Related Companies, with respect to any Lucent Product which is sold, licensed or leased by Lucent or its Related Companies to such customer, rights to use and resell such Lucent Products as sold, licensed or leased by Lucent or its Related Companies (whether or not as part of a larger combination);

provided, however, that no rights may be conveyed to customers with respect to any invention which is directed to (1) a combination of such Lucent Product (as sold, licensed or leased) with any other product regardless of whether such other product is hardware, software or another Lucent Product, (2) a method or process which is other than the inherent use of such Lucent Product itself (as sold, licensed or leased), or (3) a method or process involving the use of a Lucent Product to manufacture (including associated testing) any other product. Such license does not include a license under any patents other than the `714 patent.

                                  ARTICLE VII

                                PATENT LICENSES

7.01  Licensed Patents.  Subject to the receipt of the consideration recited in
      ----------------
the Purchase Agreement, Lucent hereby grant or hereby transfers (in the case of Lucent IST) to the Relevant Licensee a personal, fully paid-up, worldwide, non-transferable (except as provided in Article XII), irrevocable and nonexclusive license under the Licensed Patents to make, have made, use, sell, offer to sell, lease, license, import or otherwise similarly transfer Licensed Products. The licenses in this Section 7.01 include the right convey to any customer of the the Relevant Licensee, with respect to any Licensed Product which is sold, licensed or leased by the Relevant Licensee to such customer, rights to use and resell such Licensed Products as sold, licensed or leased by the Relevant Licensee (whether or not as part of a larger combination); provided, however, that no rights may be conveyed to customers with respect to any invention which is directed to (1) a combination of such Licensed Product (as sold, licensed or leased) with any other product regardless of whether such other product is hardware, software or another Licensed Product, (2) a method or process which is other than the inherent use of such Licensed Product itself (as sold, licensed or leased), or (3) a method or process involving the use of a Licensed Product to manufacture (including associated testing) any other product.

7.02  No Indirect Infringement License.  Licenses granted in Section 7.01 to the
      --------------------------------
Relevant Licensee are not to be construed (i) as consent by grantor to any act which may be performed by the grantee, except to the extent licensed under a Lucent Patent according to the terms of this Agreement, or (ii) to include licenses to contributorily infringe or induce infringement under U.S. law or a foreign equivalent thereof.

7.03  Term.  The patent licenses granted herein under any patent shall continue,
      ----
unless otherwise terminated in accordance with this Agreement, for the entire unexpired term of such patent, but if, upon commencement of the Effective Date, the grantor has no rights, or less than full rights, with respect to any of its patents included within the definitions hereunder, the license granted herein under such patent shall be for as much of such term as, and to the maximum extent that, the grantor has the right to grant.

7.04  Ability To Provide Licenses.  A Party's failure to meet any obligation
      ---------------------------
hereunder, due to the assignment of title to any invention or patent, or the granting of any licenses, to the United States Government or any agency or designee thereof pursuant to a statute or regulation of, or contract with, such Government or agency, shall not constitute a breach of this Agreement.

7.05  Sublicenses.  Lucent-GRL and Lucent, Inc. grant to the Relevant Licensee a
      -----------
sublicense under any and all patent license rights, with respect to which Lucent-GRL or Lucent have received from any third party pursuant to any license agreement a right to sublicense (but only to the extent that Lucent-GRL or Lucent, Inc. has a right to grant such a sublicense and without payment of royalties, loss of rights or imposition of a penalty), to make, have made, use, lease, license, offer to sell, sell, and import Licensed Products. To the extent that Lucent GRL's or Lucent's right to grant sublicenses to divested entities under any license agreement is limited to a grant made within a specified time period with respect to divestiture, then the sublicenses granted to the divested Business under this Section 7.05 shall be deemed to have occurred at the earliest date permitted in such license agreement.

7.06  No Sham.  The "have made" rights granted hereunder to a Party shall not be
      -------
exercised in a manner that the exercise of such have made rights is a sham to sublicense the other Party's patents licensed hereunder to a third party and not for bona fide business purposes of such Party.

7.07  Exercise of Spin-Off Provisions in Lucent Agreement with IBM.  The
      -------------------------------------------------------------
Relevant Licensee shall have the option to cause Lucent to exercise its right, under commercially reasonable terms and conditions, in favor of the Relevant Licensee under its patent cross license agreement with International Business Machines dated January 1, 1995 to enable the Relevant Licensee to obtain a cross license for the Business. The inability to exercise this right or provide this sublicense shall not constitute a breach of this Agreement or shall not materially affect or diminish the rights granted by this Agreement. Lucent shall exercise such right only to the extent that Lucent-GRL or Lucent, Inc. can do so without payment of royalties, material loss of rights or imposition of a material penalty. Notwithstanding the foregoing, if Lucent fails to exercise such right solely to avoid payment of a royalty or imposition of a monetary penalty, Lucent shall permit the Relevant Licensee an opportunity to pay the amount of any such royalty or monetary penalty, and upon such payment, Lucent shall exercise such right.

                                 ARTICLE VIII

            ASSIGNMENT OF TRADEMARKS, TRADE DRESS and  DOMAIN NAMES

8.01  Trademark Assignments, Trade Dress Assignments and Domain Name
      --------------------------------------------------------------
Assignments.  In exchange for the consideration given to Lucent as set forth
-----------
hereunder and in the Purchase Agreement, the Parties agree to execute the Trademark Assignments, Trade Dress Assignments, and Domain Name Assignment whereby Lucent agrees to transfer and assign to the Relevant Buyer all of Lucent's present worldwide right, title and interest in and to the Assigned Trademarks (including any and all common law rights therein) in accordance with such Trademark Assignments, Trade Dress specific to Kenan Products in accordance with the Trade Dress Assignments, and Domain Names in accordance with such Domain Name Assignments.

                                  ARTICLE IX

                            ASSIGNMENT OF COPYRIGHTS

9.01  Copyright Assignments.  In exchange for the consideration given to Lucent
      ---------------------
as set forth hereunder and in the Purchase Agreement, the Parties agree to execute the Copyright Assignments whereby Lucent agrees to transfer and assign to the Relevant Buyer all of Lucent's present worldwide right, title and interest in and to the Assigned Copyrights (including any and all common law rights therein) in accordance with such Copyright Assignments.

                                   ARTICLE X

                       FURNISHING OF SOFTWARE, TECHNICAL
            INFORMATION AND ASSIGNED TRADEMARK-RELATED INFORMATION

10.01 Subject to Sections 2.03, 3.02, 4.03 and 5.02, Lucent shall furnish the following to the Relevant Buyer or if applicable the Relevant Licensee:

                    (i)   the Software; and
                    (ii)  the Technical Information; and
                    (iii) the Assigned Trademark-Related Information; and
                    (iv)  the Assigned Patent-Related Information.

10.02 Delivery of any materials pursuant to Section 10.01 shall be deemed completed on the date such materials are shipped by Lucent or one of its Related Companies.

                                  ARTICLE XI

                                EXPORT CONTROL

11.01 The Parties acknowledge that any information and software (including, but not limited to, services and training) provided under this Agreement are subject to U.S. export laws and regulations and any use or transfer of such information and software must be authorized under those regulations. Each Party hereby assures the other that it will not without a license or license exception authorized by the Bureau of Export Administration of the U.S. Department of Commerce, Washington, D.C. 20230, United States of America, if required:

      (i) export or release the information or software (including source code) obtained pursuant to this Agreement to a national of Country Groups D:1 or E:2 (15 C.F.R. Part 740, Supp. 1), or to Afghanistan, Iran, Iraq, Sudan, or Syria;

      (ii) export to Country Groups D:1 or E:2, or to Iran, Iraq, Sudan, or Syria, the direct product (including processes and services) of the information or software; or

      (iii) if the direct product of the information is a complete plant or any major component of a plant, export to Country Groups D:1 or E:2, or to Iran, Iraq, Sudan, or Syria, the direct product of the plant or major component.

      (b) This assurance will be honored even after any termination of this Agreement.

                                  ARTICLE XII

                             TERM AND TERMINATION

12.01 Term.  This Agreement shall be effective during the term commencing on
      ----
the Effective Date hereof and shall continue unless terminated by mutual agreement between the Parties.

12.02 Survival.  The rights and obligations of the Parties which, by their
      --------
nature would continue beyond termination of this Agreement shall survive and continue after any termination of this Agreement. For example, the obligations of the Parties under Sections 11.01 and 15.03, licenses to customers with respect to products sold by a Party prior to any such termination.

                                 ARTICLE XIII

                                 ASSIGNABILITY

13.01 The Parties hereto have entered into this Agreement in contemplation of personal performance, each by the other, and intend that the licenses and rights granted hereunder to a Party not be extended to entities other than such Party's Related Companies without the other Party's express written consent.

13.02 Notwithstanding Section 13.01, each party's rights, title and interest in this Agreement and any licenses and rights granted to it hereunder may be assigned to any direct or indirect successor or surviving entity (collectively, "successor") to all or a portion of the business of such party, which successor
 ---------
shall thereafter be deemed substituted for such party as the Party hereto, effective upon such assignment.

13.03 The grant of each license hereunder also includes the right of a Party to sublicense (but only within the scope of such Party's own licenses and only to the extent that the other Party has a right to authorize such Party to grant such a sublicense and provided that the other Party shall not be obligated to pay any consideration for such sublicense authorization) any business (that is, which is divested or substantially all of the assets of a business which is sold by that Party) or any of its Related Companies provided that (i) the sublicense is granted within sixty (60) days of divestiture and (ii) the business has tangible assets with a net fair market value of at least $10,000,000. Such sublicense shall extend only to the licensed products of the kind sold or furnished by the business prior to the divestiture or asset sale and only for the rights of the non-divesting Party licensed to the divesting Party in this Agreement as of the date of divestiture or asset sale. Furthermore, any sublicense shall not extend to the products sold or services furnished by a third party which acquires the business, even if they are of the same kind or similar to those of the business and even if made, sold or provided by the business. This Section 13.03 shall apply regardless of whether the business is divested by a distribution to existing shareholders, a sale of assets or as a sale of a legal entity (e.g., sale of a Subsidiary).

                                  ARTICLE XIV

                 LICENSES TO RELATED COMPANIES AND IMPROVEMENTS

14.01  Licenses to Related Companies.  The grant of each license hereunder
       -----------------------------
includes the right to grant sublicenses within the scope of such license to a Party's Related Companies for so long as they remain its Related Companies. Any and all licenses or sublicenses granted to Related Companies pursuant to this Agreement may be made effective retroactively, but not prior to the Effective Date hereof, nor prior to the sublicensee's becoming a Related Company of such Party.

14.02  No Other Licenses.  Unless otherwise specifically expressed in this
       -----------------
Agreement or the Supply Agreements, no license to, or right of a Party, under any of such Party's patent, copyright, trademark, trade secret, or any other intellectual property right, is either granted or implied by such Party's conveying any information to the other Party.

14.03  Improvements.  Except as otherwise expressly provided for in this
       ------------
Agreement or the Supply Agreements, no rights are granted to a Party under any improvements or Derivative Works of the information disclosed in Software, the Technical Information, or the Patents to the extent made by the other Party after the Effective Date.

                                  ARTICLE XV

                            DISCLAIMER AND COVENANTS

15.01  DISCLAIMER

       (a) NO PARTY TO THIS AGREEMENT MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED. BY WAY OF EXAMPLE, BUT NOT OF LIMITATION, NO PARTY TO THIS AGREEMENT MAKES ANY REPRESENTATIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE USE OF THE TECHNICAL INFORMATION, SOFTWARE OR OTHER INFORMATION WILL NOT INFRINGE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY AND IT SHALL BE THE SOLE RESPONSIBILITY OF THE ASSIGNEE AND LICENSEE, AS THE CASE MAY BE, TO MAKE SUCH DETERMINATION AS IS NECESSARY WITH RESPECT TO THE ACQUISITION OF LICENSES UNDER PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

       (b) NO PARTY TO THIS AGREEMENT SHALL BE HELD TO ANY LIABILITY WITH RESPECT TO ANY PATENT INFRINGEMENT OR ANY OTHER CLAIM MADE BY ANY OTHER PARTY TO THIS AGREEMENT OR ANY THIRD

PARTY ON ACCOUNT OF, OR ARISING FROM THE USE OF, THE TECHNICAL INFORMATION, SOFTWARE OR OTHER INFORMATION ASSIGNED OR LICENSED HEREUNDER.

15.02  Use of Trademarks.
       -----------------

       (a) The Relevant Buyer will not, without Lucent's express written permission or as provided herein or in the Purchase Agreement, or as otherwise agreed to in writing, (i) knowingly use in advertising, publicity, or otherwise any trade name, trademark, trade device, service mark, symbol or any other identification or any abbreviation, contraction or simulation thereof owned or used by Lucent or any of its Related Companies, or (ii) represent, directly or indirectly, that any product or service produced in whole or in part with the use of any of the Software, Technical Information or Patents is a product or service of Lucent or any of its Related Companies.

       (b) Lucent will not, without the Relevant Buyer's express written permission or as provided herein or in the Purchase Agreement, or as otherwise agreed to in writing, (i) knowingly use in advertising, publicity, or otherwise any trade name, trademark, trade device, service mark, symbol or any other identification or any abbreviation, contraction or simulation thereof owned or used by the Relevant Buyer or any of its Related Companies, or (ii) represent, directly or indirectly, that any product or service produced in whole or in part with the use of any of the Software, Technical Information or Patents is a product or service of the Relevant Buyer or any of its Related Companies.

15.03  Confidential Information.
       ------------------------

       (a) Except as otherwise expressly provided for in this Agreement, Relevant Licensee and Relevant Buyer will hold in confidence for Lucent all parts of the Licensed Software, Licensed Technical Information and Lucent Confidential Information that Relevant Licensee's and Relevant Buyer's personnel may unavoidably receive or have access to during the performance of this Agreement. Relevant Licensee and Relevant Buyer further agree that all such information shall remain the property of Lucent and that Relevant Licensee and Relevant Buyer shall not make any disclosure of such information to anyone, except to employees, contractors and agents of Relevant Licensee and Relevant Buyer to whom such disclosure is necessary to the use for which rights are granted hereunder. Relevant Licensee and Relevant Buyer shall appropriately notify all such employees, contractors and agents to whom any such disclosure is made that such disclosure is made in confidence and shall be kept in confidence by them and obtain their written agreement to so keep in confidence.

       (b) Except as otherwise expressly provided for in this Agreement, Lucent will hold in confidence for Buyer and its Related Companies, all parts of the Assigned Technical Information and Buyer Confidential Information that Lucent's personnel may unavoidably receive or have access to during the performance of this Agreement. Lucent further agrees that all such information shall remain the property of Buyer or, where applicable, the Relevant Buyer, and that Lucent shall not make any disclosure of such information to anyone, except to employees, contractors and agents of Lucent to whom such disclosure is necessary to the use for which rights are granted hereunder. Lucent shall appropriately notify all such employees, contractors and agents to whom any such disclosure is made that such disclosure is made in confidence and shall be kept in confidence by them and obtain their written agreement to so keep in confidence.

     (c) The restrictions under this Section 15.03 on the use or disclosure of such information shall not apply to such information:

     (i) which is independently developed by the receiving Party or is lawfully received free of restriction from another source having the right to so furnish such information; or

     (ii) after it has become generally available to the public by acts not attributable to the receiving party or its employees, agents or contractors; or

     (iii) which at the time of disclosure to the receiving party was known to receiving party free of restriction and evidenced by documentation in receiving party's possession; or

     (iv) which the disclosing party agrees in writing is free of such restrictions; or

     (v)   which is inevitably disclosed by a sale of a product by a Party; or

     (vi) which is requested pursuant to a judicial or governmental request, requirement or order under law, provided that the receiving party provides the disclosing party with sufficient prior notice in order to contest such request, requirement or order or seek protective measures.

15.04  Limitation on Liability.  Except for a Party's breach of Section 15.03,
       ------------------------
no Party or its Related Companies will under any circumstance, whether as a result of breach of contract, breach of warranty, delay, negligence, tort or otherwise, be liable to the other Party or to any third party for any consequential, incidental, special, punitive or exemplary damages and/or loss of profits, savings or revenues of the other Party or any third party arising out of this Agreement, whether or not the applicable Party or its Related Companies has been notified of the possibility or likelihood of such damages.

                                  ARTICLE XVI

                               GENERAL PROVISIONS

16.01  Consideration.  The consideration, the sufficiency of which is
       -------------
acknowledged by the Parties, for the transfers, assignments and grant of rights and licenses under this Agreement is provided hereunder and in the Purchase Agreement.

16.02  Agreement Prevails.  This Agreement shall prevail in the event of any
       ------------------
conflicting terms or legends, which may appear on documents, the Software, the Documentation, the Patents or the Technical Information hereunder.

16.03  Relationship Between Parties.  No Party to this Agreement shall have the
       ----------------------------
power to bind the other by any guarantee or representation that it may give, or to incur any debts or liabilities in the name of or on behalf of the other Party. The Parties acknowledge and agree that nothing contained in this Agreement shall be deemed or construed to constitute or create between the Parties hereto a partnership, association, joint venture or other agency.

16.04  Entire Agreement.  This Agreement, the Purchase Agreement and Collateral
       ----------------
Agreements set forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them, and none of the Parties shall be bound by any conditions, definitions, warranties, modifications, understandings or representations with respect to such subject matter other than as expressly provided herein, or as duly set forth on or subsequent to the Effective Date hereof in writing and signed by a proper and duly authorized representative of the Party to be bound thereby. If any of the provisions set forth in this Agreement conflict with any provision of the Software License and Services Master Agreement, the provisions set forth herein shall control.

16.05  Agreement Confidentiality.  The terms, but not the existence, of this
       -------------------------
Agreement shall be treated as confidential information by the Parties, and no Party shall disclose such terms to any third party without the prior written consent of the other Party; provided however, that each Party may (i) represent to third parties that such Party is licensed for the products and patents as provided by this Agreement; and (ii) disclose this Agreement and its terms to potential acquirers of, investors in or lenders to such Party (and the representatives of Parties in such transactions), or disclosures reasonably necessary in connection with the divestiture of all or any portion of a Party's respective businesses, provided such disclosure is made pursuant to a written confidentiality agreement binding upon such potential acquirer, investor or lender which contains confidentiality obligations which are no less protective than at least the same degree of care the disclosing Party normally exercises to protect its own proprietary information of a similar nature. In addition, this
Section 16.05 shall not prevent a Party from making disclosures reasonably required by law or as required by a stock exchange.

16.06  Headings.  Section and subsection headings contained in this Agreement
       --------
are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

16.07  Further Actions.  Each Party agrees to execute, acknowledge and deliver
       ---------------
such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement. Each Relevant Buyer shall be responsible for perfecting at such Relevant Buyer's own expense such Relevant Buyer's rights in, to, or under any Assigned Software, Assigned Information, Assigned Patents, Assigned Copyrights, Assigned Domain Names and Assigned Trademarks. Lucent agrees to provide testimony, without charging a fee to the Relevant Buyer but at the Relevant Buyer's expense for any reasonable costs incurred, at any time in connection with any proceedings affecting the right, title, interest or benefit of a Relevant Buyer in, to or under the Assigned Software, Assigned Information, Assigned Patents, Assigned Copyrights, Assigned Domain Names and Assigned Trademarks and to execute and deliver upon request of a Relevant Buyer such additional documents as are necessary or desirable to give full effect to and perfect the rights of the Relevant Buyer under the assignment agreements relating thereto.

16.08  Governing Law; Jurisdiction; Waiver of Jury Trial.  (a)  The Parties
       -------------------------------------------------
agree that this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, USA excluding the choice of law rules thereof.

     (b) Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 18.01 shall be deemed effective service of process on such party.

     (c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16.09  Force Majeure.  A Party shall not lose any rights hereunder or be liable
       -------------
to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or other cause beyond the reasonable control of the defaulting Party, provided that the Party claiming force majeure has exerted commercially reasonable efforts to avoid or remedy such force majeure.

16.10  Waiver.  Except as specifically provided for herein, the waiver from time
       ------
to time by a Party of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same or of any other of such Party's rights or remedies provided in this Agreement.

16.11  Severability.  If any term, covenant or condition of this Agreement or
       ------------
the application thereof to any Party or circumstances shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

16.12  No Obligation.  Except as otherwise agreed in this Agreement, in the
       -------------
Purchase Agreement, or in a Collateral Agreement, the Parties shall have no right or interest whatsoever in any product of the other Party whether such product is conceived or developed by the other Party, during or after the course of performance of this Agreement, the Purchase Agreement or any Collateral Agreement. Nothing in this Agreement shall be construed to obligate any Party to a specified level of effort in its promotion and marketing of any product.

16.13  Appendices.  The Parties acknowledge that the Appendices hereto may
       ----------
require certain corrections or modifications solely direct to the correction of typographical errors or as necessary to comport with the Definitions herein and agree that any such changes may be made prior the Closing Date.

16.14  Execution in Counterparts.  This Agreement may be executed in any number
       -------------------------
of counterparts, each of which shall be deemed an original (including facsimile copies), but all of which together shall constitute one and the same instrument.

16.15 Lucent agrees, at its option, to provide testimony, at Relevant Buyer's expense, at any time in connection with any proceedings affecting the right, title, interest or benefit of Buyer in, to or under the '714 patent, the Assigned Software, the Assigned Information, the Assigned Copyrights, the Assigned Domain Names and the Assigned Trademarks. In addition, upon Buyer's written request received by Lucent within two (2) years after the Effective Date, Lucent shall execute and deliver to the Relevant Buyer such additional documents as are necessary or desirable to give full effect to and perfect the rights of the Relevant Buyer under this Assignment.

16.16 The Parties hereby agree to the terms and conditions set forth in Attachment 6.

                                 ARTICLE XVII

                              DISPUTE RESOLUTION

17.01  The Parties agree:

       (a) If a dispute arises out of or relates to this Agreement, or the breach, termination or validity thereof, the Parties agree to submit the dispute to a sole mediator selected by the Parties or, at any time at the option of a Party, to mediation by the American Arbitration Association ("AAA"). If not thus
                                                              ---
resolved, it shall be referred to a panel of 3 arbitrators (one arbitrator selected by each of Lucent and Buyer and the third arbitrator selected by the first two) selected by the Parties within thirty (30) days of the mediation, or in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act.

       (b) Any award made (i) shall be a bare award limited to a holding for or against a Party and affording such remedy as is deemed equitable, just and within the scope of the Agreement; (ii) shall be without findings as to issues (including but not limited to patent validity and/or infringement) or a statement of the reasoning on which the award rests; (iii) may in appropriate circumstances (other than patent disputes) include injunctive relief; (iv) shall be made within four (4) months of the appointment of the arbitrator; and (v) may be entered in any court.

     (c) The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrators are not empowered to act or make any award other than based solely on the rights and obligations of the Parties prior to any such termination.

     (d) The arbitrators shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of the Agreement.

     (e)  The place of mediation and arbitration shall be New York City.

     (f) Each Party shall bear its own expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally.

     (g) A request by a Party to a court for interim measures shall not be deemed a waiver of the obligation to mediate and arbitrate.

     (h) The arbitrators shall not have authority to award punitive, consequential, incidental, special, exemplary or other damages in excess of compensatory damages and each Party irrevocably waives any claim thereto.

     (i) The Parties, their representatives, other participants and the mediators and arbitrators shall hold the existence, content and result of mediation and arbitration in confidence.

                                 ARTICLE XVIII

                            NOTICES AND STATEMENTS

18.01 Until further notice in writing, any notice or other communication hereunder shall be deemed to be sufficiently given to the addressee and any delivery hereunder deemed made when sent by certified mail to the addresses set out below.

For Lucent:         Contract Administrator
                    Intellectual Property Business
                    Lucent Technologies Inc.
                    2400 SW 145 Avenue
                    Miramar, Florida 33027

With copy to:       Lucent Technologies Inc.
                    Attn:  Assistant General Counsel - IP Law
                    Intellectual Property Law Department
                    600-700 Mountain Avenue
                    Murray Hill, New Jersey 07974-0636 USA

                           Vice President Corporate and Securities Law
                           Lucent Technologies Inc.
                           600-700 Mountain Avenue
                           Murray Hill, New Jersey 07974-0636 USA

For Buyer:                 CSG Systems International, Inc.
                           Attn:  Vice President-Strategic Initiatives
                           7887 East Belleview Ave.
                           Suite 1000
                           Englewood, Colorado 80111

With copy to:              CSG Systems International, Inc.
                           Attn:  Senior Vice President-Corporate Development
                              and General Counsel
                           7887 East Belleview Ave.
                           Suite 1000
                           Englewood, Colorado 80111

For the Relevant Buyers:   CSG Software, Inc.
                           Attn:  President
                           7887 East Belleview Ave.
                           Suite 1000
                           Englewood, Colorado 80111

With copy to:              CSG Software, Inc.
                           Attn:  Vice President
                           7887 East Belleview Ave.
                           Suite 1000
                           Englewood, Colorado 80111

                           CSG Technology Limited
                           Attn:  President
                           7887 East Belleview Ave.
                           Suite 1000
                           Englewood, Colorado 80111

With copy to:              CSG Systems International, Inc.
                           Attn: General Counsel
                           7887 East Belleview Ave.
                           Suite 1000
                           Englewood, Colorado 80111

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative on the respective dates entered below.

LUCENT TECHNOLOGIES INC.


By: /s/ D. L. Padilla
    ---------------------------------------------
                  D. L. Padilla
     President - Intellectual Property Business


Date: February 28, 2002
      -------------------------------------------


LUCENT TECHNOLOGIES GRL CORPORATION



By: /s/ D. L. Padilla
    ---------------------------------------------
                  D. L. Padilla
                  Chairman



Date: February 28, 2002
      -------------------------------------------


LUCENT TECHNOLOGIES IRELAND HOLDING LIMITED


By: /s/ Jeffrey L. Kestler
    ---------------------------------------------
                  Jeffrey L. Kestler


Date: February 28, 2002
      -------------------------------------------


CSG SYSTEMS INTERNATIONAL, INC.


By: /s/ Joseph T. Ruble
    ---------------------------------------------
                  Joseph T. Ruble

Date: February 28, 2002
      -------------------------------------------

CSG SOFTWARE, INC.


By: /s/ Joseph T. Ruble
    ---------------------------------------------
                  Joseph T. Ruble


Date: February 28, 2002
      -------------------------------------------

CSG TECHNOLOGY LIMITED

By: /s/ Mark Wagner
    ---------------------------------------------

By: /s/ Joseph T. Ruble
    ---------------------------------------------
                    Mark Wagner
                    Joseph T. Ruble


Date: February 28, 2002
      -------------------------------------------


              THIS AGREEMENT DOES NOT BIND OR OBLIGATE ANY PARTY
               IN ANY MANNER UNLESS DULY EXECUTED BY AUTHORIZED
                        REPRESENTATIVES OF ALL PARTIES

                                  APPENDIX A

                             DEFINITIONS APPENDIX

"Agere Systems" means Agere Systems Inc., a Delaware corporation having an
 -------------
office at 555 Union Boulevard, Allentown, Pennsylvania 18109, the legal entity formed by Lucent after announcing that Lucent is restructuring itself to conduct Lucent's business in the form of two separate independent legal entities. These two entities include a first new entity comprising Lucent's former microelectronics group, now Agere Systems Inc., and a second existing entity comprising the remaining Lucent businesses.

"Assigned Copyrights" means the copyrights specifically set forth in the
 -------------------
Copyright Assignment.

"Assigned Domain Names" means the domain names specifically set forth in the Domain Name Assignment.

"Assigned Patents" means the patents specifically set forth in the Patent
 ----------------
Assignment.

"Assigned Patent-Related Information" means (i) internal Lucent prosecution case
 -----------------------------------
files specific to the Assigned Patents; and (ii) any internal database docketing information (furnished in an electronic form to be mutually determined by the Parties) specific to the docketing and maintenance fee scheduling of the Assigned Patents generated by Lucent in accordance with its customary practices as such information exists as of the Closing Date.

"Assigned Software" means the Code and associated Documentation specifically
 -----------------
identified in Appendix B to this Agreement.

"Assigned Technical Information" means Information specifically identified in
 ------------------------------
Appendix D to this Agreement.

"Assigned Trademarks" means the marks specifically set forth in the Trademark
 -------------------
Assignment.

"Assigned Trademark-Related Information" means (i) internal Lucent prosecution
 --------------------------------------
case files specific to the Assigned Trademarks; and (ii) any internal database docketing information (furnished in an electronic form to be mutually determined by the Parties) specific to the docketing and maintenance fee scheduling of the Assigned Trademarks generated by Lucent in accordance with its customary practices as such information exists as of the Closing Date.

"Business" has the meaning assigned in Recital B hereof.
 --------

"Business Employees" has the meaning assigned in the Purchase Agreement.
 ------------------

"Buyer Confidential Information" means information, but not Assigned Technical
 ------------------------------
Information, disclosed hereunder by Buyer or its Related Companies that is marked as "confidential" or "proprietary" at the time of disclosure to Lucent or, if disclosed orally, is identified at the time of disclosure as "confidential" or "proprietary" and followed by a summary in writing provided by Buyer or its Related Companies to Lucent within thirty (30) days of the original disclosure.

"Buyer Product" means any product that, as of the Effective Date, is sold or
 --------------
offered for sale directly by Buyer or its Related Companies and is set forth in Appendix G.

"Closing Date" has the meaning assigned in the Purchase Agreement.
 ------------

"Code" shall mean Object Code and Source Code, collectively.
 ----

"Copyright Assignment" means the agreements as executed (on or about a date
 ----------------------
concurrent with this Agreement) by Lucent and the Relevant Buyers attached hereto as Attachment 1-A and 1-B, which Assignments may be recorded in the records of the U.S. Copyright Office and any foreign copyright office.

"Derivative Work(s)" shall mean any work of authorship which:  (i) is based, in
 ------------------
whole or in part, upon one or more pre-existing works, such as a revision, modification, translation, abridgment, condensation, expansion or any other form in which such pre-existing works may be recast, transformed or adapted as defined in 17 United States Code Section 101; and (ii) if prepared without authorization of the owner of the copyright in such pre-existing work, would constitute a copyright infringement.

"Documentation" shall mean all information, whether in human and/or machine-
 -------------
readable form, relating to Code, including but not limited to user manuals and materials useful for design (for example, logic manuals, flow charts, and principles of operation).

"Domain Name Assignment" means the agreement as executed (on or about a date
 ------------------------
concurrent with this Agreement) by Lucent and the Relevant Buyers attached hereto as Attachment 2 which Assignments may be recorded in any U.S. or foreign domain name registry.

"Effective Date" has the meaning assigned in Recital A hereof.
 --------------

"Improvement(s)" means any modification or change (such modification or change
 --------------
made either before or after the Effective Date) to a Kenan Product made prior to the Effective Date which results in another product that is substantially similar to such Kenan Product.

"Information" means all documented and undocumented information (excluding
 -----------
patents and patent applications), including without limitation Code, Documentation, technical information, technical memoranda, technical reports, data and drawings of whatever kind in whatever medium, specifications, tangible know-how, processes, manuals, instructions, directories, schematics, sketches, photographs, graphs, dies, molds, tools, tooling, samples, price lists, part lists and descriptions, and any and all notes, analysis, compilations, studies, summaries, and other material containing or based, in whole or in part, on any information included in the foregoing.

"Kenan Products" means (i) any product (including but not limited to those
 ---------------
products listed in Appendix F) that is, as of the Effective Date, in development or has been manufactured, sold or offered for sale directly by or on behalf of Kenan and (ii) any Improvements.

"Licensed Patents" means every patent (other than the '714 patent), filed or
 ----------------
issued as of the Effective Date which Lucent, Inc. or Lucent-GRL or their Related Companies has the right to grant any licenses of the type herein granted by Lucent, Inc. or Lucent-GRL under such patent, but only to the extent of such right, and (i) claims an invention disclosed in the Technical Information as furnished hereunder; or (ii) but for the licenses granted herein is unavoidably and necessarily infringed by the making, using, having made, importing, selling or offering for sale of Licensed Products; or (iii) but for the licenses granted herein is unavoidably and necessarily infringed by the making, using, having made, importing, selling or offering for sale of the Assigned Software and such modifications or derivative works based thereon as Buyer or its Related Companies is permitted to make pursuant to this Agreement and/or Licensed Software and such modifications or derivative works based thereon as Buyer or its Related Companies is permitted to make pursuant to this Agreement. Notwithstanding the preceding, no patents, applications or invention disclosures of Agere Systems are included in the definition of Licensed Patents.

"Licensed Products" means Kenan Products and billing and customer care software
 -----------------
systems.

"Licensed Software" means the Code and associated Documentation specifically
 -----------------
identified herein in Appendix C.

"Licensed Technical Information" means Information specifically identified
 ------------------------------
herein in Appendix E.

"Lucent Confidential Information" means information, but not Licensed Technical
 -------------------------------
Information, disclosed hereunder by Lucent that is marked as "confidential" or "proprietary" at the time of disclosure to Buyer or its Related Companies or, if disclosed orally, is identified at the time of disclosure as "confidential" or "proprietary" and followed by a summary in writing provided by Lucent to Buyer or its Related Companies within thirty (30) days of the original disclosure.

"Object Code" shall mean code in machine-readable form generated by compilation,
 -----------
assembly or other translation of Source Code and contained in a medium which permits it to be loaded into and operated on by a processor.

"Patents" means Licensed Patents.
 -------

"Patent Assignment" means the agreement(s) as executed (on or about a date
 -----------------
concurrent with this Agreement) by Lucent and the Relevant Buyers attached hereto as Attachment 3, which Assignments may be recorded in the records of the U.S. Patent and Trademark Office and any foreign patent office.

"Prior Lucent Agreements" means all prior written agreements (or replacement
 -----------------------
agreements thereof) between (on the one hand) Lucent, its predecessors (including AT&T Corp. and AT&T's Subsidiaries) and/or Lucent's Related Companies, and (on the other hand) one or more third parties that have an effective date prior to the Effective Date of this Agreement.

"Purchase Agreement" has the meaning assigned in Recital A hereof.
 ------------------

"Purchased Assets" has the meaning assigned in the Purchase Agreement.
 ----------------

"Related Companies" means (i) with respect to Lucent-GRL, the following:
 -----------------
Lucent-GRL's Subsidiaries, its parent Lucent Technologies Inc., and its parent's Subsidiaries other than Lucent-GRL; (ii) with respect to Lucent, the following:
Subsidiaries of Lucent; (iii) with respect to CSG Software or CSG Technology, the following: CSG Software's or CSG Technology's Subsidiaries respectively, their parent, CSG Systems International, Inc., and their parent's Subsidiaries;
(iv) with respect to Buyer, the following: Subsidiaries of Buyer; and (v) any other entity so designated in a writing signed by Lucent and Buyer.

"Software" means Assigned Software and Licensed Software, collectively.
 --------

"Source Code" shall mean code in any programming language contained in any
 -----------
format, including human and machine-readable formats, such code including all comments and procedural code plus all related development documents such as, but not limited to, flow charts, schematics, statements of principles of operations or any other specifications.

"Subsidiary" of a company means a corporation or other legal entity (i) more
 ----------
than fifty percent (50%) of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but more than fifty percent (50%) of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be an Subsidiary of such company only as long as such control or ownership and control exists.

"Software License and Services Master Agreement" means the agreement set forth
 ----------------------------------------------
as Exhibit C of the Purchase Agreement related to the purchase of certain services by Lucent from Buyer or its Related Companies after the Effective Date, which such Parties expect to execute on or about a date concurrent with this Agreement.

"Technical Information" means Assigned Technical Information and Licensed
 ---------------------
Technical Information, collectively.

"Trademark Assignment" means the agreements as executed (on or about a date
 --------------------
concurrent with this Agreement) by Lucent and the Relevant Buyers attached hereto as Attachments 5-A and 5-B, which Assignments may be recorded in the records of the U.S. Patent and Trademark Office and any foreign trademark office.

"Trade Dress Assignment" means the agreements as executed (on or about a date
 ----------------------
concurrent with this Agreement) by Lucent and the Relevant Buyers attached hereto as Attachments 4-A and 4-B, which Assignments may be recorded in the records of the U.S. Patent and Trademark Office and any foreign trademark office.

"Unassignable Contracts" has the meaning contained in the Software License and
 ----------------------
Services Master Agreement.

                                  APPENDIX B

                               ASSIGNED SOFTWARE

1. Code specific to the Arbor/BP billing and customer care platform including, for example, Bill Cycle Modules, Usage Processing Modules, Message Processing System (MPS) Modules, Graphical User Interface (GUI) Modules and Arbor/FM, Arbor/FX scheduling and visualization tools.

2. Code specific to the Arbor/OM service request and inventory management platform including, for example, Class Libraries and Pay Per View (PPV) interface.

3. Code specific to the BILLDATS data manager platform, including any interface software developed by Lucent and, including DGS (Data Generating System) and DCS (for messaging mediation).

4. Custom Code specific to the KABS platform for U.S. Postal Service including, for example, Accumate and Strategist software components.

5.  Code specific to the Hourglass platform.

6.  Code specific to the Fraud Manager platform.

7. Code currently under development by or on behalf of Kenan (including Code for Content Settlements, Arbor/Prepay, Next Generation Kenan Billing Platform and WAP graphical user interface).

8.  Any development tools used in connection with any of the above-listed items.

                                  APPENDIX C

                               LICENSED SOFTWARE

1. Code associated with or used by the BILLDATS data manager platform including, for example, BaseWorX, CFront, Sablime and NMake.

2.  Fraud Signature algorithm software.

3.  Interprenet software.

4.  One UI software components.

5.  Managed Security Protocol.

6.  Alarm Systems package.

7.  Datablitz Binary.

8.  Lucent Prepay component used in the Arbor/Prepay product.

                                  APPENDIX D

                        ASSIGNED TECHNICAL INFORMATION

1. Information specific to the development, design or use of Arbor/BP billing and customer care software platform including, for example, the Arbor/BP Data Model.

2. Information specific to the development, design or use of Arbor/OM service request and inventory management software platform.

3. Information specific to the development, design or use of BILLDATS data manager software platform but not including components of BILLDATS which are owned by Lucent or its Related Companies.

4. Information specific to the development, design or use of custom KABS software platform for U.S. Postal Service.

5. Information specific to the development, design or use of Hourglass software platform.

6. Information (including, for example, architecture and requirements documents) specific to the Content Settlements product under development by Business Employees as of the Closing Date.

7. Information specific to the development, design or use of Arbor/Prepay software platform developed by Business Employees as of the Closing Date.

8. Information specific to Next Generation Kenan Billing Platform (NGKBP) under development developed by Business Employees as of the Closing Date.

9. Information specific to WAP graphical user interface (GUI) product under development developed by Business Employees as of the Closing Date.

10. Information specific to the Fraud Manager platform.

                                  APPENDIX E

                        LICENSED TECHNICAL INFORMATION

1. Information (i) owned by, developed, assembled and in the possession of Lucent or its Related Companies as of the Effective Date, and (ii) that, in addition to currently being used in the operation of the Business or in Kenan Products as of the Effective Date, has application in other business units or areas within Lucent or its Related Companies, and/or applications external to Lucent or its Related Companies prior to the Effective Date.

2. Information specific to BaseWorX, CFront, Sablime, NMake and other components associated with BILLDATS data manager platform.

3.  Information specific to Lucent-developed Fraud Signature algorithm software.

4.  Information specific to Managed Security Protocol product.

5. Information specific to and including the OneUI Style Guide for standard web format.

6.  Information specific to Interprenet product.

7.  Lucent Prepay component used in the Arbor/Prepay product.

                                  APPENDIX F

                                KENAN PRODUCTS


See attached Kenan Products brochures.

                                  APPENDIX G

                                BUYER PRODUCTS


1.  CCS

2.  Nextgen

                                  APPENDIX H

          Assignments of Intellectual Property to the Relevant Buyer

All intellectual property rights in the Assigned Software, Assigned Technical Information, the '714 patent, the Assigned Copyrights and the Assigned Trademarks held or registered in the U.S. or Canada shall be assigned to CSG Software. As to all such intellectual property rights, CSG Software shall be the "Relevant Buyer".

All intellectual property rights in the Assigned Software, Assigned Technical Information, the '714 patent, the Assigned Copyrights and the Assigned Trademarks held or registered in any country other than the U.S. or Canada shall be assigned to CSG Technology. As to all such intellectual property rights, CSG Technology shall be the "Relevant Buyer".

                               Relevant Licensee
                               -----------------

Each of the licenses granted under Articles III, V and VII that relate to intellectual property rights held or registered in the U.S. or Canada shall be licensed to CSG Software. As to such licenses, CSG Software shall be the "Relevant Licensee."

Each of the licenses granted under Articles III, V and VII that relate to intellectual property rights held or registered in any country other than the U.S. or Canada shall be licensed to CSG Technology. As to such licenses, CSG Technology shall be the "Relevant Licensee."

                                       1